Calculation of Filing Fee Tables
F-10
Cardiol Therapeutics Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,426.98
			Net Fee Due:						$ 6,288.02
Offering Note
[1]	There are being registered under this Registration Statement such indeterminate number of Common Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, "Securities") of the Registrant as shall have an aggregate initial offering price not to exceed US$150,000,000. Any Securities registered by this Registration Statement may be sold separately or as Units with other Securities registered under this Registration Statement. The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional Securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or any similar transaction.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Cardiol Therapeutics Inc.	F-10	333-280713	07/05/2024		$ 14,426.98	Unallocated (Universal) Shelf			$ 97,743,750.00
Fee Offset Sources		Cardiol Therapeutics Inc.	F-10	333-280713		07/05/2024						$ 22,140.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

Offset Note
[2]	The Registrant previously paid a registration fee of $22,140.00 with respect to the registration statement on Form F-10 (File No. 333-280713) initially filed by the Registrant on July 5, 2024, which was amended on July 12, 2024 and declared effective on July 16, 2024 (the "Prior Registration Statement"), pertaining to the registration of an indeterminant number of securities in an aggregate principal amount of up to $150,000,000 ($97,743,750.00 of which remained unsold), $14,426.98 of which fee remains available to offset future registration fees pursuant to Rule 457(p) under the Securities Act. Accordingly, as the total filing fee required for this Registration Statement is $20,715.00, taking into consideration the available offset of $14,426.98 from the Prior Registration Statement, a registration fee of $6,288.02 is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A